Exhibit 99.7
NEW  MOUNTAIN  VANTAGE  ADVISERS,  L.L.C.
787 SEVENTH AVENUE, 49TH FLOOR NEW YORK, NY 10019
TEL:  212-720-0300       FAX:  212-582-2277
November 16, 2007
By Federal Express
Anna Marie Cellino, Corporate Secretary
National Fuel Gas Company
6363 Main Street
Williamsville, New York 14221
Re: Demand for Inspection of Books and Records Pursuant to Section 14A:5-28 of the New Jersey Business Corporation Act
Dear Ms. Cellino:
     This letter is being sent by New Mountain Vantage Advisers, L.L.C. (“New Mountain”) on behalf of New Mountain Vantage L.P., New Mountain Vantage (California), L.P., New Mountain Vantage (Texas), L.P., New Mountain Vantage Holdco Ltd. and NMV Special Holdings, LLC (“NMVSH”) (collectively, the “Shareholders”). As of the date hereof, the Shareholders beneficially hold an aggregate of 7,505,100 shares of the Common Stock, par value $1.00 per share (the “Common Stock”), of the National Fuel Gas Company (“NFG” or the “Company”), representing, in the aggregate, approximately 9.0% of the issued and outstanding shares of Common Stock, based upon 83,549,949 shares of Common Stock outstanding, which is the total number of shares of Common Stock outstanding as of July 31, 2007, as reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, as filed with the United States Securities and Exchange Commission. Each of the Shareholders, except for NMVSH, is a record owner of 100 shares of Common Stock.
     Pursuant to section 14A:5-28 of the New Jersey Business Corporation Act, the Shareholders, as holders of at least 5% of the outstanding shares of any class or series of the Company, hereby demand the right (in person or by agent or attorney), during usual business hours, to examine the following books and records of the Company (the “Books and Records”) and to make copies or extracts therefrom:
1)	A complete record or list of the holders of shares of Common Stock, certified by the Company’s transfer agent(s) and/or registrar(s), setting forth the name, address, telephone number, electronic mail address, the dates when they respectively became the owners of record thereof, and the number of shares registered in the name of each such holder, as of the date hereof and as of the record date established for the 2008 annual meeting, including any adjournments, postponements, reschedulings or continuations thereof or any special meeting that may be called in lieu thereof (the “Record Date”);
2)	A magnetic computer tape or other electronic medium listing the holders of shares of Common Stock, including the name, address and number of shares registered in the name of each such holder; such computer processing data as is necessary to make use of such magnetic computer tape; and a hard copy printout of such magnetic computer tape in order of descending balance for verification purposes;

3)	All daily transfer sheets showing changes in the names and addresses of the Company’s shareholders and the number of shares of Common Stock held by the Company’s shareholders that are in or come into the possession of NFG or its transfer agent, or that can reasonably be obtained from brokers, dealers, banks, clearing agencies or voting trusts or their nominees from the date of the shareholder list referred to in paragraph (1) above;

4)	Any stop transfer list or stop list relating to shares of Common Stock of NFG and any corrections, additions or deletions thereto;

5)	All information in the Company’s or its transfer agent’s possession or control, or that can reasonably be obtained from nominees of any central certificate depository systems or their nominees, brokers, dealers, banks, respondent banks, clearing agencies, voting trusts and their nominees or other nominees, concerning the number, identity of, and shares held by the actual beneficial owners of the Common Stock as of the Record Date, including an alphabetical breakdown of any holdings in the respective names of Cede & Co. and other similar depositories or nominees, including respondent bank lists, and all omnibus proxies and related respondent bank proxies and listings issued pursuant to Rule 14b-2 under the Securities Exchange Act of 1934 (the “Exchange Act”);

6)	All information in or that comes in to the Company’s possession or which can reasonably be obtained from nominees, brokers, dealers, banks, respondent banks, clearing agencies or voting trustees relating to the names of non-objecting beneficial owners of the Common Stock pursuant to Rule 14b-1(c) or Rule 14b-2(c) under the

Exchange Act, in the format of a magnetic computer tape, cartridge file or other electronic medium; such computer processing data as is necessary to make use of such magnetic computer tape or cartridge; and a hard copy printout of such magnetic computer tape or cartridge for verification purposes (such information with respect to brokers and dealers as is readily available to the Company under Rule 14b-1 of the Exchange Act). If such information is not in the Company’s possession, custody or control, such information should be requested from Broadridge Financial Solutions, Inc. — Investor Communications Solutions; and
7)	A list of shareholders of the Company who are participants in any Company employee stock ownership, stock purchase, stock option, retirement, restricted stock, incentive, profit sharing, dividend reinvestment or any similar plan in which voting of Common Stock under the plan is controlled, directly or indirectly, individually or collectively, by such plan’s participants, showing (i) the name and address of each such participant, (ii) the number of shares of Common Stock attributable to each such participant in any such plan, and (iii) the method by which the Company or its agents may communicate with each such participant, as well as the name, firm and phone number of the trustee or administrator of such plan, and a detailed explanation of the treatment not only of shares for which the trustee or administer receives instructions from participants, but also shares for which either they do not receive instructions or shares which are outstanding in the plan but are unallocated to any participant.

8)	We hereby further demand that modifications, additions or deletions to any and all information referred to in paragraphs (1) through (7) be immediately furnished as such modifications, additions or deletions become available to the Company or its agents or representatives.
     This demand to inspect the Company’s Books and Records is made in good faith and for the purpose of soliciting proxies from Company shareholders to be voted at the Company’s next annual meeting of shareholders.
     Please advise our counsel, Douglas H. Flaum of Fried, Frank, Harris, Shriver & Jacobson LLP, whose address is One New York Plaza, 24th floor, New York, NY 10004, and whose phone number is (212) 859-8259, where and when the Books and Records will be available for inspection. The undersigned hereby authorizes Mr. Flaum, and his respective partners, associates, employees and any other persons designated by them, acting together, singly or in combination, to conduct the inspection and copying herein demanded.
     Please be advised that the undersigned will bear the reasonable costs incurred by the Company in connection with the production of the information demanded.
Very truly yours,

NEW MOUNTAIN VANTAGE ADVISERS, L.L.C.
By:	/s/ Steven B. Klinsky
Steven B. Klinsky
Managing Member

     Each of the undersigned authorizes New Mountain Vantage Advisers, L.L.C. to send the foregoing letter on its behalf.

NEW MOUNTAIN VANTAGE, L.P.

By:	New Mountain Vantage GP, L.L.C.,
its general partner

By: /s/ Steven B. Klinsky

Steven B. Klinsky
Managing Member

NEW MOUNTAIN VANTAGE
(CALIFORNIA), L.P.

By:	New Mountain Vantage GP, L.L.C.,
its general partner

By: /s/ Steven B. Klinsky

Steven B. Klinsky
Managing Member

NEW MOUNTAIN VANTAGE
(TEXAS), L.P.

By:	New Mountain Vantage GP, L.L.C.,
its general partner

By:	/s/ Steven B. Klinsky
Steven B. Klinsky
Managing Member

NEW MOUNTAIN VANTAGE
HOLDCO LTD.

By:	/s/ Steven B. Klinsky
Steven B. Klinsky
Director

NMV SPECIAL HOLDINGS, LLC

By:	New Mountain Vantage GP, L.L.C.
its managing member

By: /s/ Steven B. Klinsky

Steven B. Klinsky
Managing Member